Exhibit 1.1

ICAGEN, INC.

5,000,000 Shares

Common Stock

($0.001 par value per Share)

UNDERWRITING AGREEMENT

                         , 2005

UNDERWRITING AGREEMENT

                         , 2005

J.P. Morgan Securities Inc.

UBS Securities LLC

CIBC World Markets Corp.

as Managing Underwriters

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

Icagen, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of 5,000,000 shares (the “Firm Shares”) of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 750,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company hereby acknowledges that, in connection with the proposed offering of the Shares, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a directed share program (the “Directed Share Program”) under which up to                      Firm Shares, or     % of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”), shall be reserved for sale by UBS-FinSvc at the initial public offering price to the Company’s officers, directors, employees and consultants and other persons having a relationship with the Company as designated by the Company (the “Directed Share Participants”) as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (“NASD”) and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. The Company has supplied UBS-FinSvc with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-114336), including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each such preliminary prospectus being herein called a “Preliminary Prospectus”) relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it became or becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $       per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by J.P. Morgan Securities Inc. (“JPMorgan”) and UBS Securities LLC (“UBS”) (together, the “Joint Lead Underwriters”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the

Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by immediately available Federal Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on                          , 2005 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Dewey Ballantine LLP at 1301 Avenue of the Americas, New York, New York 10019, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and, to the Company’s knowledge, no proceedings for such purpose have been instituted or are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act, and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement complied in all material respects when it became effective, complies in all material respects and, at the time of purchase and any additional time of purchase and any time at which any sales with respect to which the Prospectus is delivered, will comply in all material respects with the requirements of the Act, and the Prospectus and any amendment or supplement thereto will comply, as of its date and at the time of purchase and any additional times of purchase and any time at which any sales with respect to which the Prospectus is delivered, in all material respects with the requirements of the Act; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the Registration Statement did not when it became effective, does not and, at the time of purchase, any additional time of purchase and any time at which any sales with respect to which the Prospectus is delivered, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendment or supplement thereto will not, as of its date and at the time of purchase and any additional time of purchase and any time at which any sales with respect to which the Prospectus is delivered, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in any Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Underwriters through you to the Company expressly for use in a Preliminary Prospectus, the Registration Statement or the Prospectus; and the Company has not distributed and will not distribute any “prospectus” (within the meaning of the Act) or offering material in connection with the offering or sale of the Shares other than the Registration Statement, the then most recent Preliminary Prospectus and the Prospectus;

(b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled “Capitalization” and “Description of Capital Stock,” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled “Capitalization” and “Description of Capital Stock” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; at the time of purchase, all outstanding shares of each series of the Company’s Preferred Stock, $0.001 par value per share, shall convert into the number of shares of Common Stock, and shall convert in the manner, set forth in the

Registration Statement and the Prospectus; and the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each in the form filed as an exhibit to the Registration Statement, have been heretofore duly authorized and approved in accordance with the Delaware General Corporation Law and shall become effective and in full force and effect on or before the time of purchase;

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company (a “Material Adverse Effect”);

(e) the Company has no subsidiaries (as defined under the Act); except as described in the Registration Statement and Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and the bylaws of the Company and all amendments thereto have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or before the time of purchase or, if later, the additional time of purchase;

(f) the Company has taken all necessary actions to ensure that upon the date of effectiveness of the Registration Statement the Company and its officers and directors (in their capacities as such) will be in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the National Association of Securities Dealers Automated Quotation National Market System (NASDAQ) promulgated thereunder;

(g) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(h) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(i) this Agreement has been duly authorized, executed and delivered by the Company;

(j) the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, except in the case of clause (B) for such breaches, violations, or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, and the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (X) the charter or bylaws of the Company, or (Y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, or (Z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except in the case of clause (Y) for such breaches, violations, or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(k) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, but not limited to, NASDAQ), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than such approvals of the Company’s stockholders that have been obtained or waived and other than the filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which will be filed in the form filed as an exhibit to the Registration Statement and become effective prior to the time of purchase, the registration of the Shares under the Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

(l) except as expressly set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company except pursuant to options or warrants disclosed as outstanding in the Registration Statement and the Prospectus or options granted subsequent to the date as of which information is given in the Registration Statement and the Prospectus in a manner consistent with Section 3(r)(iv) hereof, (ii) except for rights that are not triggered by the transactions contemplated by this Agreement and which will terminate upon consummation thereof, no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase from the Company any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as described in the Registration Statement and Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, except such rights as have been duly and validly waived or discharged in accordance with their terms;

(m) the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its business, except where the absence of such license, authorization, consent, approval or filing, would not, individually or in the aggregate, have a Material Adverse Effect; the Company is not in violation of, or in default under, nor has it received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(n) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, leases or documents of a character required by the Act to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(o) there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated, to which the Company, or to the Company’s knowledge any of its directors or officers, is or would be a party or of which any of the Company’s properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(p) Ernst & Young LLP, whose report on the financial statements of the Company is included the Registration Statement and the Prospectus, are independent public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board (the “PCAOB”);

(q) the financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified and have been prepared in compliance in all material respects with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared in all material respects on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required by the Act to be included in the Registration Statement and the Prospectus (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X under the Act) that are not included as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement and the Prospectus; and all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable;

(r) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any change in the capital stock of the Company, except for the grant of options to purchase Common Stock pursuant to the Company’s equity compensation plans described in the Registration Statement and the Prospectus in an aggregate amount not to exceed          shares, the issuance of shares of Common Stock upon the exercise of stock options and warrants disclosed as outstanding in the Registration Statement and Prospectus and the conversion of preferred stock into Common Stock in the manner set forth in the Registration Statement and Prospectus, (v) any change in the outstanding indebtedness of the Company, except for borrowings and repayments of borrowings, in each case in the ordinary course of business under lines of credit described in the Registration Statement and the Prospectus, or (vi) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(s) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), each substantially in the form set forth as Exhibit A hereto, of each of its directors and officers, and of securityholders of the Company holding in the aggregate at least 99% of the outstanding shares of Common Stock (treating, for all purposes of this Section 3(s), all options or warrants or other securities exercisable or exchangeable for Common Stock as having been exercised or exchanged (as the case may be) and all securities convertible into Common Stock as having been converted);

(t) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u) the Company has good and marketable title to all property (real and personal) described in the Registration Statement or in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except as described in the Registration Statement and Prospectus or such as do not materially affect the value of such property or do not interfere with the use made or proposed to be made of such property by the Company; all the property described in the Registration Statement or the Prospectus as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases, with such exceptions as are not, individually or in the aggregate, material to the Company;

(v) the Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement or the Prospectus as being owned or licensed by it or which are necessary for the conduct of its business, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); except as described in the Registration Statement and the Prospectus (i) to the Company’s knowledge there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the retained rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the Company’s knowledge there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or misappropriates any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) to the Company’s knowledge there is no prior art that could reasonably be expected to render any patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(w) the Company is not engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company, except for any violation that would not, individually or in the aggregate, have a Material Adverse Effect;

(x) the Company and its properties, assets and operations are in compliance with, and hold, all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that would reasonably be expected to give rise to any material costs or liabilities to the Company under, or to interfere with or prevent compliance by the Company with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company (i) is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or affected by any pending or threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order or (v) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(y) all tax returns required to be filed by the Company have been filed or an extension of the period within which to file such return has been obtained, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(z) the Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(aa) the Company has not sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(bb) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(cc) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(dd) the Company has recently adopted and as a result maintains and has recently evaluated its “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the adoption of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(ee) the Company has provided to you true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company that was outstanding as of or made on or after July 30, 2002; and on or after July 30, 2002, the Company has not, directly or indirectly: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(ff) all statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(gg) neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character and in an amount required by the Act to be disclosed in the Registration Statement or the Prospectus;

(hh) the preclinical tests and clinical trials conducted by or on behalf of the Company that are described in, or the results of which are referred to in, the Registration Statement or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such test or trial (if required or applicable in the particular case), as the case may be; the description of the results of such tests and trials contained in the Registration Statement or the Prospectus are accurate and complete in all material respects, and the Company has no knowledge of the results of any other studies or tests which could reasonably be expected to result in the conclusion that the results of any of the tests or trials described or referred to in the Registration Statement or the Prospectus are misleading in any material respect; the Company has not received any notices or other correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other governmental agency requiring the termination, suspension or modification in any material respect of any clinical trials conducted by or on behalf of the Company that are described or referred to in the Registration Statement or the Prospectus;

(ii) except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Prospectus;

(jj) neither the Company nor any of its directors or officers or, to the Company’s knowledge, any of its affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(kk) to the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus;

(ll) the Registration Statement, the Prospectus and any Preliminary Prospectus comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of any foreign jurisdiction in which the Prospectus or any Preliminary Prospectus is distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Reserved Shares in any foreign jurisdiction where the Reserved Shares are being offered; and

(mm) the Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its products or services.

In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the

Company will prepare, at any such Underwriter’s expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(e) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period for your review and comment a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall object in writing; and to promptly notify you of any such filing;

(f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act and pay the applicable fees in accordance with the Act;

(g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than fifteen months after the effective date of the Registration Statement;

(i) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants duly registered with the PCAOB);

(j) to furnish to you four (4) copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k) to furnish to you promptly for a period of two years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders generally, (ii) copies of all annual, quarterly, transition and current reports filed with the Commission on Forms 10-K, 10-Q or 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed; provided, however, that the Company shall not be required to provide to you or any other Underwriter any such materials to the extent publicly available on the Commission’s EDGAR website or on the Company’s website;

(l) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(e) hereof;

(m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(n) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the offer and sale of the Reserved Shares, including all costs and expenses of UBS-FinSvc and the Underwriters, including the fees and disbursement of counsel for the Underwriters, and (x) the performance of the Company’s other obligations hereunder; except as set forth in this Agreement, the Underwriters will pay all of their costs and expenses, including fees and expenses of their counsel, and stock transfer taxes on the resale of any Shares by them;

(o) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Joint Lead Underwriters; except that if (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the 180-day restricted period and ends on the last day of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the

180- day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs, provided however, this provision will not apply if, within three days of the termination of the 180-day restricted period, the Company delivers to UBS and JPMorgan a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively trading securities,” as defined in Regulation M, 17 CFR 242.101(c)(1) (such notice shall be delivered in accordance with Section 11 hereof). This section shall not apply to (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) the filing or effectiveness of a registration statement for any compensation plan or arrangement of the Company as described in the Registration Statement and Prospectus, (iii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iv) the issuance of shares of Common Stock, the grant of stock options or other rights to acquire Common Stock or the issuance of shares of Common Stock upon the exercise of such options or other rights, in each case issued or granted pursuant to equity compensation plans of the Company described in the Registration Statement and the Prospectus so long as the recipients of such shares, options or other rights shall have first executed and delivered to you a Lock-Up Agreement in the form set forth as Exhibit A hereto and (v) the issuance of not more than an aggregate of 20% post deal shares of Common Stock in connection with acquisition, licensing, collaboration or similar strategic arrangements, provided that, prior to the issuance of any such shares of Common Stock, the Company shall cause the recipients of such shares to execute and deliver to you a Lock-Up Agreement in the form set forth as Exhibit A hereto;

(p) prior to the time of purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or the offering of the Shares, without your prior consent;

(q) to use its best efforts to cause the Common Stock to be listed for quotation on the NASDAQ and to maintain such listing;

(r) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

(s) to cause the Reserved Shares to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as in accordance with the Directed Share Program materials distributed to each Directed Share Participant by UBS FinSvc and to such extent as may otherwise be required by the NASD and its rules; and to direct the transfer agent to place stop transfer restrictions upon such Reserved Shares for such period of time pursuant to the Directed Share Program or any such longer period of time as may be required by the NASD and its rules; and to comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program.

5. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, in the form set forth in Exhibit B hereto.

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Hutchison & Mason PLLC, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, in the form set forth in Exhibit C hereto.

(c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Townsend and Townsend and Crew LLP, special counsel for the Company with respect to patents and proprietary rights, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, counsel for the Underwriters, in the form set forth in Exhibit D hereto.

(d) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms heretofore approved by the Joint Lead Underwriters.

(e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Joint Lead Underwriters.

(f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you object in writing.

(g) The Registration Statement shall become effective not later than 5:30 P.M., New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective.

(h) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; the Registration Statement and all amendments thereto, at the time it became effective, shall not have contained an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and all amendments or supplements thereto as of their respective dates and at all times up to and including the time of purchase and, if applicable, the additional time of purchase shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(j) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (A) no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company shall occur or become known and (B) no transaction which is material and adverse to the Company has been entered into by the Company.

(k) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the Company signed by its Chief Executive Officer and its Chief Financial Officer, in the form attached as Exhibit E hereto.

(l) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(m) The Shares shall have been approved for quotation on the NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

7. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Joint Lead Underwriters or any group of Underwriters (which may include the Joint Lead Underwriters) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company, which would, in the judgment of the Joint Lead Underwriters or of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Joint Lead Underwriters or of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Joint Lead Underwriters or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i)any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, or (ii) the Directed Share Program, provided that the Company shall not be responsible under this clause (ii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program; provided, however, with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any Underwriter, its affiliates, directors, officers, employees, representatives, agents or any person who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, if any, to the extent that in the final nonappealable judgment of a court of competent jurisdiction: (i) the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter, (ii) any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person and (iii) the Company has sustained the burden of proof that the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in the case of clause (ii), such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 4 hereof.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise except to the extent the Company is materially prejudiced thereby. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of such counsel shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

The Company agrees to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors and officers, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the

successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clause (i) of the first paragraph of this Section 9(a); provided, however, with respect to any untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this third paragraph of Section 9(a) shall not inure to the benefit of UBS - FinSvc, its affiliates, directors, officers, employees, representatives, agents or any person who controls UBS - FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, if any, to the extent that in the final nonappealable judgment of a court of competent jurisdiction: (i) the sale to the person asserting any such loss, claim, damage or liability was an initial resale by UBS - FinSvc, (ii) any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person and (iii) the Company has sustained the burden of proof that the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in the case of clause (ii), such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 4 hereof, or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Share Program, provided that the Company shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc in conducting the Directed Share Program. The second paragraph of this Section 9(a) shall apply equally to any Proceeding brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing sentence, except that the Company shall be liable for the expenses of one separate counsel (in addition to any local counsel) for UBS-FinSvc and any such person, separate and in addition to counsel for the Underwriters, in any such Proceeding.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise except to the extent the Underwriter is materially prejudiced thereby. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but, if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or failure to act, by or on behalf of such indemnified party.

(c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

10. Information Furnished by the Underwriters. The statements set forth in the first paragraph and in the first sentence of the second paragraph under the caption “Underwriting -- Commissions and Discounts” and the statements set forth under the caption “Underwriting -- Price Stabilization, Short Positions” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities Inc., 277 Park Avenue, 9th floor, New York, New York 10172, Attention: Syndicate Department and UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 4222 Emperor Blvd., Suite 350, Durham, NC 27703, Attention: P. Kay Wagoner, Ph.D.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

17. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

ICAGEN, INC.

By:
Name:
Title:

Accepted and agreed to as of the

date first above written, on

behalf of themselves

and the other several Underwriters

named in Schedule A

J.P. MORGAN SECURITIES INC.

UBS SECURITIES LLC

CIBC WORLD MARKETS CORP.

By: J.P. MORGAN SECURITIES INC.

By:
Name:
Title:

By: UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
J.P. MORGAN SECURITIES INC.	—
UBS SECURITIES LLC	—
CIBC WORLD MARKETS CORP.	—

Total	5,000,000

EXHIBIT A

Lock-up Agreement

February     , 2004

J.P. Morgan Securities Inc.

UBS Securities LLC

CIBC World Markets Corp.

As Representatives of the Several Underwriters

c/o UBS Securities LLC

  299 Park Avenue

  New York, New York 10171-0026

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Icagen, Inc., a Delaware corporation (the “Company”), and you, as Representatives of the several Underwriters named therein, with respect to the initial public offering (the “Offering”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period beginning on the date hereof and ending on the date that is 180 days after the date of the final prospectus relating to the Offering (the “Lock-up Period”), the undersigned will not, without the prior written consent of J.P. Morgan Securities Inc. and UBS Securities LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) registration of or sale to the Underwriters (as defined in the Underwriting Agreement) of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and confirms that he, she or it has been in compliance with the terms of this Lock-Up Agreement since the date hereof, or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family members of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and confirms that it has been in compliance with the terms of this Lock-Up Agreement since the date hereof.

If (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the 180-day restricted period and ends on the last day of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs, provided however, this paragraph will not apply if, within three days of the termination of the 180-day restricted period, the Company delivers to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively trading securities,” as defined in Regulation M, 17 CFR 242.101(c)(1). Such notice shall be delivered in accordance with Section 11 of the Underwriting Agreement.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the period beginning from the date hereof and ending on the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC and J.P. Morgan Securities Inc. make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

*    *    *

A-2

EXHIBIT B

OPINION OF WILMER CUTLER PICKERING HALE AND DORR LLP

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive rights under the Delaware General Corporation Law statute or the Certificate of Incorporation.

2.	The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the captions “Description of Capital Stock – Common Stock” and “Description of Capital Stock – Preferred Stock.”

3.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.	The Registration Statement has become effective under the Securities Act, and, to our knowledge, (A) no stop order suspending its effectiveness has been issued and (B) no proceedings for that purpose are pending before or threatened by the Commission. Any required filing of the Prospectus pursuant to Rules 424 and 430A under the Securities Act has been made in a manner and within the time period required by such Rules.

5.	Except as may be required under the Securities Act and the rules and regulations of the Commission thereunder or as have been obtained or made under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal or Massachusetts or New York state governmental authority or agency is necessary for the issuance, sale and delivery of the Shares by the Company to the Underwriters pursuant to the Underwriting Agreement.

6.	The execution and delivery of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not violate or conflict with any United States federal or Massachusetts or New York state law, rule or regulation that in our experience is normally applicable in transactions of the type contemplated by the Underwriting Agreement, the Delaware General Corporation Law statute, or any judgment, order or decree specifically naming the Company of which we are aware.

7.

The statements in the Prospectus under the captions “Risk Factors – Risks Related to Our Dependence on Third Parties for Manufacturing, Research and Development and Marketing and Distribution Activities – Under our collaboration agreements, we are restricted from conducting specified types of research, development, manufacturing and commercialization activities, “Risk Factors – Risks Related to Our Dependence on Third Parties for Manufacturing, Research and Development and Marketing and Distribution Activities – The success of ICA-17043 depends heavily on our collaboration with McNeil, which was established only recently and involves a complex sharing of control over decisions, responsibilities and costs and benefits. Any loss of McNeil as a collaborator, or adverse development in the collaboration, would materially harm our business,” “Risk Factors – Risks Related to Regulatory Approval of Our Product Candidates – If we are not able to obtain required regulatory approvals, we will not be able to commercialize our product candidates, and our ability to generate revenue will be materially impaired,” “Risk Factors – Risks Related to Regulatory Approval of Our Product Candidates – We may not be able to obtain orphan drug exclusivity for our products. If our competitors are able to obtain orphan drug exclusivity for their products that are the same drug as our products, we may not be able to have competing products approved by the applicable regulatory authority for a significant period of time,” “Risk Factors – Risks Related to Regulatory Approval of Our Product Candidates – The fast track designation for our sickle cell disease product candidate may not actually lead to a faster development or regulatory review or approval process,” “Risk Factors – Risks Related to Regulatory Approval of Our Product Candidates – Our products could be subject to restrictions or withdrawal from the market and we may be subject to penalties if we fail to comply with regulatory requirements, or if we experience unanticipated problems with our products, when and if any of them are approved,” “Business – Our Collaborations,” “Business – Intellectual Property – License Agreements,” “Business – Government Regulation – United States Government Regulation,” “Business – Government Regulation – Orphan Drug Designation,” “Business – Government Regulation – Fast Track Designation” and “Business – Pharmaceutical Pricing and Reimbursement,” insofar as such statements constitute matters of law or legal conclusions or summarize the terms of agreements, are correct in all material respects.

8.	The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

9.	The Shares have been approved by The NASDAQ Stock Market, Inc. for listing on The NASDAQ National Market.

Such counsel shall also state: in the course of acting as counsel for the Company in connection with the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and other representatives of the Company, representatives of and counsel for the Underwriters and representatives of the independent public accountants of the Company, during which the contents of the Registration Statement and the Prospectus were discussed. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the

B-2

Prospectus (except to the extent expressly set forth in paragraph 8 above), subject to the foregoing and based on such participation and discussions:

(a) the Registration Statement, as of the Effective Date, and the Prospectus, as of the date thereof (except for the financial statements, including the notes and schedules thereto, other financial and accounting data and information and statistical data derived therefrom included therein or omitted therefrom, as to which we express no view) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder;

(b) no facts have come to our attention that have caused us to believe that (i) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as set forth in the parenthetical in clause (a) above) or (ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as set forth in the parenthetical in clause (a) above);

(c) we are not aware of any contract or other document of a character required by the Securities Act and the applicable rules and regulations of the Commission thereunder to be filed as an exhibit to the Registration Statement that is not so filed; and

(d) we are not aware of any action, proceeding or litigation pending, contemplated or threatened against the Company or any of its property before any court, governmental or administrative agency or body that is required by the Securities Act or the rules and regulations thereunder to be described in the Registration Statement or the Prospectus that is not so described.

B-3

EXHIBIT C

OPINION OF HUTCHISON & MASON PLLC

1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business, each as described in the Registration Statement and Prospectus, to execute and deliver the Underwriting Agreement and to issue, sell and deliver the Shares to the Underwriters as contemplated by the Underwriting Agreement.

2. The Company is duly qualified as a foreign corporation authorized to transact business, and is in good standing as such, in the State of North Carolina.

3. The Company has the authorized and outstanding capitalization set forth under the heading “Description of Capital Stock” in the Registration Statement and the Prospectus as of the respective dates shown therein; the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights under the Delaware General Corporation Law statute or the Company’s Certificate of Incorporation or Bylaws, or, to our knowledge, any contractual preemptive rights, resale rights, rights of first refusal and similar rights granted by the Company; the Shares are not subject to any preemptive rights under the Delaware General Corporation Law statute or, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights granted by the Company; the certificates for the Shares comply as to form with the applicable requirements of the Delaware General Corporation Law statute; all of the shares of each series of the Company’s Preferred Stock, $0.001 par value per share (collectively, the “Preferred Stock”), issued and outstanding immediately prior to the Effective Date will have converted in accordance with their terms into shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), upon the closing of the issuance and sale of the Firm Shares, in the manner described in the Registration Statement and the Prospectus and in compliance with the Delaware General Corporation Law statute; and the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each in the form filed as an exhibit to the Registration Statement, have been heretofore duly authorized and adopted by the Company and are in full force and effect as of the date hereof, in each case in accordance with the Delaware General Corporation Law statute.

4. The information in the Registration Statement and the Prospectus under the headings “Risk Factors – Provisions in our corporate charter documents, under Delaware law and in our collaboration agreement with McNeil may prevent or frustrate attempts by our stockholders to change our management and hinder efforts to acquire a controlling interest in us,” “Risk Factors – A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well,” “Business – Manufacturing,” “Management – Employment Agreements,” “Management – Severance Policy,” “Management – Stock Option and Other Compensation Plans”, “Certain Relationships and Related Party Transactions,” “Description of Capital Stock,” “Shares Eligible for Future Sale” and “Part II – Information Not Required In The Prospectus – Item 14. Indemnification of

Directors and Officers,” insofar as such information constitutes a summary of the terms of documents or matters of law or legal conclusions, at the time such Registration Statement became effective, as of the date of the Prospectus and at the time of purchase, is complete and accurate in all material respects.

5. The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated in the Underwriting Agreement (including the issuance and sale of the Shares) will not: (A) require any filing with, or authorization, approval, consent or order of, any North Carolina state governmental authority or agency (except such as may be required under the securities or blue sky laws of North Carolina, as to which we express no opinion); (B) conflict with or constitute a breach of any of the terms or provisions of, any agreement or instrument to which the Company is a party that is filed as an exhibit to the Registration Statement; or (C) conflict with or violate the provisions of the Company’s Certification of Incorporation or Bylaws, each as amended and restated to date, or the Delaware General Corporation Law statute, or any United States federal or North Carolina state law, rule or regulation which in our experience is customarily applicable in transactions of the type contemplated by the Underwriting Agreement, or any decree, judgment or order known to us specifically naming the Company.

6. To our knowledge, (i) except as described in the Registration Statement and Prospectus, no person has the right, pursuant to the terms of any contract, agreement or other instrument between the Company and such person, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other equity interest in the Company; and (ii) no person has the right, pursuant to the terms of any contract, agreement or other instrument between the Company and such person, to cause the Company to include any shares of Common Stock or shares of any other capital stock of or other equity interest in the Company in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, except in each case such rights as have been duly and validly waived or discharged in accordance with their terms.

In addition to the above opinions, such counsel shall also confirm the following: In the course of acting as counsel for the Company in connection with the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and representatives of and counsel for the Underwriters, during which the contents of the Registration Statement and the Prospectus were discussed. While the limitations inherent in the independent verification of factual matters and the character of the determinations involved in the registration process are such that it is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and it has made no independent check or verification thereof, on the basis of the information that was developed in the course of participation in the conferences referred to above and subject to the foregoing (relying as to materiality to a large extent upon the officers and other representatives of the Company):

(a) no facts have come to such counsel’s attention that have caused it to believe that the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that we make no such statement with respect to the financial statements, including the notes and schedules thereto, and statistical data derived therefrom and included therein or omitted therefrom (“Excluded Matters”)), or that the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel makes no such statement with respect to the Excluded Matters); and

(b) such counsel is not aware of any contract or other document of a character required by the Securities Act and the applicable rules and regulations of the Commission thereunder to be filed as an exhibit to the Registration Statement that is not so filed.

Such counsel shall further confirm the following: To its knowledge, there are no legal or governmental actions, proceedings or litigations pending, threatened or contemplated against the Company or to which any of its properties is or would be subject that are required under the Securities Act and the applicable rules and regulations thereunder to be described in the Registration Statement or the Prospectus that are not described as required.

EXHIBIT D

OPINION OF TOWNSEND AND TOWNSEND AND CREW LLP

1.	Such counsel serves as special counsel to the Company with respect to patents and proprietary rights.

2.	The statements in the Registration Statement and the Prospectus relating to patents or proprietary rights (collectively, the “Intellectual Property Information”), at the time such Registration Statement became effective, as of the date of the Prospectus and at the time of purchase or the additional time of purchase, as the case may be, are accurate and complete statements or summaries of the matters therein set forth in all material respects and present fairly the information therein set forth; nothing has come to such counsel’s attention that causes such counsel to believe that the Intellectual Property Information in the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto, at the date of such Prospectus or such supplement and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.	To the best of such counsel’s knowledge, (i) there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company, and (ii) no such proceedings are threatened or contemplated by governmental authorities or others.

4.	Such counsel is unaware of any contracts or other documents, relating to the Company’s patents, trade secrets, trademarks, service marks or other proprietary information or materials, of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed.

5.	To the best of such counsel’s knowledge, (i) the Company is not infringing, or otherwise violating, and upon commercialization of the product candidates of the Company described in the Registration Statement and the Prospectus the Company would not infringe or otherwise violate, any patents, trade secrets, trademarks, service marks or other proprietary information or materials of others, and (ii) there are no infringements by others of any of the Company’s patents, trade secrets, trademarks, service marks or other proprietary information or materials which in such counsel’s judgment could affect materially the use thereof by the Company.

6.

Such counsel has no knowledge of any facts which would preclude the Company from having valid license rights or clear title to the patents referenced in the Registration Statement and the Prospectus; except as described in the Registration Statement and the

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Prospectus, such counsel has no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets necessary to conduct the business now conducted or proposed to be conducted by the Company as described in the Registration Statement and the Prospectus; such counsel is unaware of any facts which form a basis for a finding of unenforceability or invalidity of any of the Company’s patents and other material intellectual property and assets.

7.	Such counsel has no knowledge of any material fact with respect to the patent applications of the Company presently on file that (i) would preclude the issuance of patents with respect to such applications, or (ii) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

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EXHIBIT E

OFFICERS’ CERTIFICATE

The undersigned, P. Kay Wagoner, Ph.D., President and Chief Executive Officer of Icagen, Inc., a Delaware corporation (the “Company”) and Richard Katz, M.D., Senior Vice President, Finance and Corporate Development and Chief Financial Officer of the Company, in such capacity on behalf of the Company (and not individually), do herby certify pursuant to Section 6(k) of that certain Underwriting Agreement dated                     , 2005 among the Company, UBS Securities LLC, J.P. Morgan Securities Inc. and CIBC World Markets Corp., that as of                          , 2005:

1.	I have reviewed the Registration Statement and the Prospectus.

2.	The representations and warranties of the Company as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3.	The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4.	The conditions set forth in paragraphs (i) and (j) of Section 6 of this Agreement have been met.

5.	The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in the Registration Statement.

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